Exhibit 99.1

McKESSON REPORTS FISCAL 2017 FOURTH-QUARTER AND FULL-YEAR RESULTS

•	Revenues of $48.7 billion for the fourth quarter and $198.5 billion for the full year, up 4% year-over-year.

•	Fourth-quarter GAAP earnings per diluted share from continuing operations of $16.79 and full-year GAAP earnings per diluted share from continuing operations of $23.28, up 137% year-over-year.

•	GAAP earnings per diluted share from continuing operations for the fourth quarter and full year include a pre-tax net gain of $3.9 billion, or $14.10 and $13.53 per diluted share, respectively, related to the previously announced creation of the Change Healthcare joint venture.

•	Excluding Cost Alignment Plan charges of three cents from Adjusted Earnings, fourth-quarter results per diluted share of $3.42, up 8% year-over-year, compared to $3.18 in the prior year.

•	Excluding Cost Alignment Plan charges of four cents and the second-quarter goodwill impairment charge of $1.26 from Adjusted Earnings, full-year results per diluted share of $12.91, up 3% year-over-year, compared to $12.52 in the prior year.

•	Fiscal 2017 cash flow from operations of $4.7 billion, up 29% year-over-year.

•	In connection with issuing our Fiscal 2018 Outlook, we have revised our definition of Adjusted Earnings.

SAN FRANCISCO, May 18, 2017 – McKesson Corporation (NYSE:MCK) today reported that revenues for the fourth quarter ended March 31, 2017, were $48.7 billion, up 4% compared to $46.7 billion a year ago. On a constant currency basis, revenues increased 5% over the prior year. For the fiscal year, McKesson had revenues of $198.5 billion, up 4% compared to $190.9 billion a year ago. On a constant currency basis, revenues increased 5% over the prior year.

On the basis of U.S. generally accepted accounting principles (“GAAP”), fourth-quarter earnings per diluted share from continuing operations was $16.79, compared to $1.97 a year ago. Full-year GAAP earnings per diluted share from continuing operations was $23.28 compared to $9.84 a year ago, up 137% year-over-year.

Fourth-quarter and full-year GAAP earnings included a pre-tax net gain of $3.9 billion, or $14.10 and $13.53 per diluted share, respectively, related to the creation of the Change Healthcare joint venture, as disclosed on March 2, 2017.

Fourth-quarter and full-year GAAP and Adjusted Earnings included charges of three cents and four cents per diluted share, respectively, related to the company’s cost alignment plan that was announced in March 2016 (the “Cost Alignment Plan”). Additionally, full-year GAAP and Adjusted Earnings included a non-cash, pre-tax goodwill impairment charge of $290 million, or $1.26 per diluted share, taken in the second quarter related to the company’s Enterprise Information Solutions (EIS) business within McKesson Technology Solutions (MTS).

Excluding Cost Alignment Plan charges from Adjusted Earnings, fourth-quarter results of $3.42 per diluted share, were up 8% compared to $3.18 in the prior year.

Excluding Cost Alignment Plan charges and the goodwill impairment charge taken in the second quarter from Adjusted Earnings, full-year results of $12.91 per diluted share, were up 3% compared to $12.52 in the prior year.

Fourth-quarter and full-year Fiscal 2016 GAAP and Adjusted Earnings included pre-tax charges totaling $229 million, or approximately 73 cents per diluted share, related to the Cost Alignment Plan.

Full-year Fiscal 2016 GAAP and Adjusted Earnings included pre-tax gains of $103 million, or 29 cents per diluted share, related to the sale of two businesses in the first and second quarters of Fiscal 2016.

“As we exit a challenging fiscal year, I am encouraged by our strong fourth-quarter results,” said John H. Hammergren, chairman and chief executive officer. “Our Fiscal 2017 was impacted by both company-specific and industry pressures. However, due to the actions we have taken, I believe we have positioned our businesses well to address evolving market dynamics and to capitalize on future growth opportunities.”

For the full year, McKesson generated cash from operations of $4.7 billion, and ended the year with cash and cash equivalents of $2.8 billion. During the year, McKesson paid $4.2 billion for acquisitions, repurchased $2.3 billion of its common stock, repaid approximately $1.6 billion in long-term debt, invested $562 million internally and paid $253 million in dividends.

“Despite the difficult business environment, we were able to drive record operating cash flow results in Fiscal 2017,” Hammergren continued. “As a result of our strong cash generation, McKesson was able to deploy meaningful capital during the year, closing 11 acquisitions and returning more than $2.5 billion in cash to our shareholders. We were also pleased with the creation of Change Healthcare, which we believe will drive significant value for our shareholders.”

Segment Results

Distribution Solutions revenues were $48.2 billion for the quarter, up 5% on a reported basis and 6% on a constant currency basis. For the full year, Distribution Solutions revenues were $195.9 billion, up 4% on a reported basis and 5% on a constant currency basis, compared to the prior year.

North America pharmaceutical distribution and services revenues of $40.6 billion for the quarter were up 5% both on a reported and constant currency basis, primarily reflecting market growth and acquisitions, partially offset by branded to generic conversions. For the full year, North America pharmaceutical distribution and services revenues were $164.8 billion, up 4% on a reported and constant currency basis, compared to the prior year.

International pharmaceutical distribution and services revenues were $6.1 billion for the quarter, up 5% on a reported basis and 12% on a constant currency basis, driven by acquisitions and market growth. For the full year, International pharmaceutical distribution and services revenues were $24.8 billion, up 6% on a reported basis and up 11% on a constant currency basis, compared to the prior year.

Medical-Surgical distribution and services revenues were $1.6 billion for the quarter, up 9%, driven by market growth and an acquisition. For the full year, Medical-Surgical distribution and services revenues were $6.2 billion, up 3% compared to the prior year.

Fourth-quarter Distribution Solutions GAAP operating profit was $769 million and GAAP operating margin was 1.60%. On a constant currency basis, fourth-quarter adjusted operating profit was $1.1 billion, up 10% from the prior year, and the adjusted operating margin was 2.18%.

For the full year, Distribution Solutions GAAP operating profit was $3.4 billion and GAAP operating margin was 1.72%. On a constant currency basis, full-year adjusted operating profit was $3.9 billion, down 9% from the prior year, and the adjusted operating margin was 1.99%.

Fourth quarter and full-year revenue and operating results of MTS were impacted by the creation of Change Healthcare, to which McKesson contributed the majority of its MTS businesses. As announced on March 2, 2017, McKesson will account for its equity share of Change Healthcare’s earnings on a one-month lag. Therefore, for the month of March, McKesson’s consolidated income statement contained neither the results of the MTS contributed businesses, nor any equity earnings from the new company.

MTS revenues of $0.5 billion were down 30% both on a reported and constant currency basis in the fourth quarter. For the full year, MTS revenues of $2.6 billion were down 10% on a reported basis and 9% on a constant currency basis.

Fourth-quarter MTS GAAP operating profit was $4.1 billion and full-year MTS GAAP operating profit was $4.2 billion, both driven by the recognition of a gain related to the creation of Change Healthcare. On a constant currency basis, fourth-quarter adjusted operating profit was $99 million, down 3% from the prior year, and the adjusted operating margin was 19.30%.

For the full year, MTS’ adjusted operating profit was $303 million on a constant currency basis, and the adjusted operating margin was 11.60%. Excluding the second-quarter goodwill impairment charge related to our EIS business and credits related to the company’s Cost Alignment Plan, MTS’ adjusted operating profit was $584 million for the full year, and the adjusted operating margin was 22.38%.

Fiscal Year 2017 Reconciliation of GAAP Results to Adjusted Earnings

Adjusted Earnings per diluted share of $11.61 for the fiscal year ended March 31, 2017 excludes the following GAAP items:

•	Amortization of acquisition-related intangible assets of $1.39 per diluted share;

•	Acquisition expenses and related adjustments of $13.03 per diluted share;

•	Claim and litigation reserve credits of two cents per diluted share for average wholesale price litigation matters; and

•	LIFO inventory-related credits of one cent per diluted share.

Revised Adjusted Earnings Definition and Fiscal Year 2018 Outlook

McKesson is revising its definition of Adjusted Earnings to closely align with management’s view of the company’s operating performance and portfolio of businesses. Please refer to the second 8-K filed today with the Securities and Exchange Commission for the full description of each item included in our revised Adjusted Earnings definition, as well as a recast of Fiscal 2017 results.

On this revised basis, the company’s recast Fiscal 2017 Adjusted Earnings was $12.54 per diluted share. For the fiscal year ending March 31, 2018, McKesson expects GAAP earnings per diluted share of $7.10 to $8.80 and Adjusted Earnings per diluted share of $11.75 to $12.45. “Our Fiscal 2018 outlook incorporates headwinds related to the lapping effect of the competitive customer pricing environment and branded pharmaceutical manufacturer pricing trends, partially offset by our capital deployment efforts and solid growth across our businesses,” concluded Hammergren.

Key Assumptions for Fiscal Year 2018 Outlook

The Fiscal 2018 outlook is based on the following key assumptions and is also subject to the Risk Factors outlined below:

•	Distribution Solutions revenue growth is expected to increase by mid-single digits driven by market growth and acquisitions.

•	We expect North America pharmaceutical distribution and services to deliver mid-single digit revenue growth in Fiscal 2018.

•	International pharmaceutical distribution and services revenues are anticipated to grow mid-single digits on a constant currency basis in Fiscal 2018.

•	Medical-Surgical distribution and services is expected to deliver mid-single digit revenue growth in Fiscal 2018.

•	In the U.S. market, branded pharmaceutical manufacturer percentage price increases are assumed to be in the mid-single digits in Fiscal 2018.

•	We expect a nominal contribution to our Fiscal 2018 results from generic pharmaceuticals that increase in price.

•	We expect the profit contribution from the launch of new oral generic pharmaceuticals in the U.S. market to be nominal.

•	We anticipate a full year contribution from Rite Aid of approximately $13 billion in annual revenues.

•	We assume that our ownership position in Celesio will continue to be approximately 76% for Fiscal 2018.

•	We expect our Distribution Solutions adjusted operating margin to be between 198 basis points and 208 basis points.

•	Technology Solutions revenues, which reflects our Enterprise Information Solutions (EIS) business, are expected to be between approximately $450 million and $500 million in Fiscal 2018. As previously disclosed, McKesson is evaluating strategic alternatives for this business.

•	We expect adjusted equity earnings from our investment in Change Healthcare to be between approximately $370 million and $430 million, and that our ownership position in Change Healthcare will be approximately 70% for Fiscal 2018. Equity earnings under GAAP will be reported in the income statement line “Equity income or loss from Change Healthcare”.

•	Corporate expenses are expected to be between approximately $435 million and $465 million in Fiscal 2018.

•	We expect our interest expense to decrease by approximately 10% compared to Fiscal 2017.

•	The guidance range assumes a full-year adjusted tax rate of approximately 27.0%, which may vary from quarter to quarter.

•	Income attributable to noncontrolling interests is expected to increase approximately 200% from Fiscal 2017, driven primarily by the joint sourcing agreement with Walmart.

•	We expect the impact of foreign currency exchange rate movements will have a net unfavorable impact of up to 5 cents per diluted share year-over-year.

•	Property acquisitions and capitalized software expenditures are expected to be between $650 million and $750 million.

•	Weighted average diluted shares used in the calculation of earnings per share are expected to be approximately 213 million for the year.

•	Cash flow from operations is expected to decline by approximately 10% relative to the prior year, primarily due to a very strong Fiscal 2017 close as well as the loss of the majority of MTS’ cash flow following the creation of Change Healthcare.

•	Based on acquisitions announced as of March 31, 2017:

•	We expect amortization of acquisition-related intangible assets of approximately $2.40 to $2.70 per diluted share;

•	We expect acquisition expenses and related adjustments of $1.10 to $1.30 per diluted share;

•	We expect LIFO inventory-related charges of 20 cents to 60 cents per diluted share;

•	We expect antitrust legal settlement credits of up to 4 cents per diluted share; and

•	We expect restructuring charges of up to 5 cents per diluted share.

•	The Fiscal 2018 guidance range does not include the impact of any potential new acquisitions and divestitures, or other adjustments, including items such as impairments, gains or losses on disposal of assets or potential claim or litigation reserve adjustments.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the performance of the company’s investment in Change Healthcare; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Fiscal 2017 Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, claim and litigation reserve adjustments, reflecting the company’s reserves for controlled substance distribution claims and average wholesale price litigation matters, and Last-In-First-Out (“LIFO”) inventory-related adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Constant Currency

McKesson also presents its financial results on a constant currency basis. The company conducts business worldwide in local currencies, including the Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. Constant currency information is presented to provide a framework for assessing how the company’s business performed excluding the effect of foreign currency exchange rate fluctuations. The supplemental constant currency information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Conference Call Details

The company has scheduled a conference call for today, Thursday, May 18th, at 5:00 PM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Craig Mercer, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. The live webcast and supplementary slide presentation for the conference call can be accessed on the company’s Investor Relations website at http://investor.mckesson.com.

A telephonic replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 9327588.

The audio webcast and supplemental slide presentation will be archived on the company’s Investor Relations website after the conclusion of the call. Shareholders are encouraged to review the company’s filings with the Securities and Exchange Commission and the supplementary slide presentation for the conference call, which are located on the company’s website.

About McKesson Corporation

McKesson Corporation, currently ranked 5th on the FORTUNE 500, is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our 70,000 employees across more than 16 countries work every day to innovate and deliver opportunities that make our customers and partners more successful — all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, a top military-friendly company by Military Friendly®, and a “Best Employer for Healthy Lifestyles” by The National Business Group on Health. For more information, visit www.mckesson.com.

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Contact:

Craig Mercer, 415-983-8391 (Investors and Financial Media)

Craig.Mercer@McKesson.com

Kristin Hunter, 415-983-8974 (General and Business Media)

Kristin.Hunter@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended March 31,			Year Ended March 31,
	2017	2016	Change	2017	2016	Change
Revenues	$48,713	$46,678	4%	$198,533	$190,884	4%
Cost of sales (1) (5)	(45,917)	(43,826)	5	(187,262)	(179,468)	4

Gross profit	2,796	2,852	(2)	11,271	11,416	(1)
Operating expenses (2) (3) (4)	(2,007)	(1,909)	5	(7,801)	(7,668)	2
Restructuring charges (5)	(10)	(203)	(95)	(18)	(203)	(91)
Gain on net asset exchange, net (6)	3,947	—	—	3,947	—	—
Goodwill impairment charge (7)	—	—	—	(290)	—	—

Total operating expenses	1,930	(2,112)	(191)	(4,162)	(7,871)	(47)

Operating income	4,726	740	539	7,109	3,545	101
Other income, net	25	15	67	90	58	55
Interest expense	(77)	(86)	(10)	(308)	(353)	(13)

Income from continuing operations before income taxes	4,674	669	599	6,891	3,250	112
Income tax expense (8)	(1,044)	(204)	412	(1,614)	(908)	78

Income from continuing operations after tax	3,630	465	681	5,277	2,342	125
Loss from discontinued operations, net of tax (9)	(7)	(21)	(67)	(124)	(32)	288

Net income	3,623	444	716	5,153	2,310	123
Net income attributable to noncontrolling interests	(35)	(13)	169	(83)	(52)	60

Net income attributable to McKesson Corporation	$3,588	$431	732%	$5,070	$2,258	125%

Earnings (loss) per common share attributable to McKesson Corporation (10)
Diluted
Continuing operations	$16.79	$1.97	752%	$23.28	$9.84	137%
Discontinued operations	(0.03)	(0.09)	(67)	(0.55)	(0.14)	293

Total	$16.76	$1.88	791%	$22.73	$9.70	134%

Basic
Continuing operations	$16.95	$1.99	752%	$23.50	$9.96	136%
Discontinued operations	(0.03)	(0.09)	(67)	(0.55)	(0.14)	293

Total	$16.92	$1.90	791%	$22.95	$9.82	134%

Dividends declared per common share	$0.28	$0.28		$1.12	$1.08

Weighted average common shares
Diluted	214	229	(7)%	223	233	(4)%
Basic	212	227	(7)	221	230	(4)

(1)	Fourth quarters of fiscal year 2017 and 2016 include pre-tax charges of $144 million and $29 million and fiscal years 2017 and 2016 include pre-tax credits of $7 million and pre-tax charges of $244 million related to our last-in-first-out (“LIFO”) method of accounting for inventories. Fiscal years 2017 and 2016 include $144 million and $76 million of net cash proceeds representing our share of antitrust legal settlements. These charges and credits are included within our Distribution Solutions Segment.
(2)	Fiscal year 2016 includes a pre-tax gain of $52 million ($29 million after-tax) recognized from the 2016 second quarter sale of our ZEE Medical business within our Distribution Solutions segment.
(3)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the 2016 first quarter sale of our nurse triage business within our Technology Solutions segment.
(4)	Fiscal year 2017 includes a $15 million pre-tax ($9 million after-tax) gain related to the sale-leaseback of our corporate headquarters building.
(5)	In the fourth quarter of fiscal year 2016, the Company approved a restructuring plan to reduce its operating expenses (“Cost Alignment Plan”). Fourth quarter and fiscal year 2016 include pre-tax restructuring charges of $229 million ($26 million in cost of sales and $203 million in operating expenses). For the fourth quarter and fiscal year 2017, restructuring charges were primarily recorded in operating expenses.
(6)	Fiscal year 2017 includes a pre-tax gain of $3,947 million ($3,018 million after-tax), net, recognized from the Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(7)	Fiscal year 2017 includes a non-cash pre-tax charge of $290 million ($282 million after-tax) recorded to impair the carrying value of goodwill related to our Enterprise Information Solutions (“EIS”) business, which is a reporting unit within our Technology Solutions segment.
(8)	Fourth quarter and fiscal year 2017 include a tax benefit of $7 million and $54 million related to the amended accounting guidance on share-based compensation adopted in the first quarter of fiscal year 2017. Fiscal year 2016 includes a $19 million tax benefit related to enacted tax law changes in foreign jurisdictions and a $25 million tax benefit related to the reversal of a tax reserve.
(9)	Fiscal year 2017 includes an after-tax loss of $113 million recognized from the 2017 first quarter sale of our Brazilian pharmaceutical distribution business within our discontinued operations.
(10)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended March 31, 2017						Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

Gross profit	$2,796	$—	$—	$—	$144	$2,940	(2)%	2%

Operating expenses (1) (2) (3)	$1,930	$112	$(3,964)	$—	$—	$(1,922)	(191)%	(3)%

Other income, net	$25	$—	$2	$—	$—	$27	67%	59%

Income from continuing operations before income taxes	$4,674	$112	$(3,962)	$—	$144	$968	599%	17%

Income tax expense (4)	$(1,044)	$(35)	$927	$—	$(56)	$(208)	412%	(18)%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$3,595	$77	$(3,035)	$—	$88	$725	695%	29%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (5)	$16.79	$0.37	$(14.18)	$—	$0.41	$3.39 (6)	752%	39%

Diluted weighted average common shares	214	214	214	—	214	214	(7)%	(7)%

	Quarter Ended March 31, 2016
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)

Gross profit (1)	$2,852	$2	$—	$—	$29	$2,883

Operating expenses (1)	$(2,112)	$100	$26	$—	$—	$(1,986)

Other income, net	$15	$—	$2	$—	$—	$17

Income from continuing operations before income taxes	$669	$102	$28	$—	$29	$828

Income tax expense	$(204)	$(33)	$(7)	$—	$(11)	$(255)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$452	$69	$21	$—	$18	$560

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (5)	$1.97	$0.31	$0.09	$—	$0.07	$2.44

Diluted weighted average common shares	229	229	229	—	229	229

(1)	Fiscal years 2017 and 2016 include Cost Alignment Plan pre-tax restructuring charges of $10 million in operating expenses and $229 million ($26 million in cost of sales and $203 million in operating expenses).
(2)	Fiscal year 2017, as reported under GAAP, includes a pre-tax gain of $3,947 million ($3,018 million after-tax), net, recognized from the Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(3)	Fiscal year 2017 includes a $15 million pre-tax ($9 million after-tax) gain related to the sale-leaseback of our corporate headquarters building.
(4)	Fiscal year 2017 includes a tax benefit of $7 million related to the amended accounting guidance on share-based compensation adopted in the first quarter of fiscal year 2017.
(5)	Certain computations may reflect rounding adjustments.
(6)	Adjusted Earnings per share on a Constant Currency basis for the fourth quarter of fiscal year 2017 was $3.40 per diluted share, which excludes the foreign currency exchange effect of $0.01 per diluted share.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Year Ended March 31, 2017						Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$11,271	$3	$1	$—	$(7)	$11,268	(1)%	(3)%

Operating expenses (2) (3) (4) (5)	$(4,162)	$440	$(3,807)	$(6)	$—	$(7,535)	(47)%	3%

Other income, net	$90	$1	$10	$—	$—	$101	55%	60%

Income from continuing operations before income taxes	$6,891	$444	$(3,796)	$(6)	$(7)	$3,526	112%	(13)%

Income tax expense (6)	$(1,614)	$(135)	$890	$2	$3	$(854)	78%	(27)%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$5,194	$309	$(2,906)	$(4)	$(4)	$2,589	127%	(8)%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (7)	$23.28	$1.39	$(13.03)	$(0.02)	$(0.01)	$11.61 (8)	137%	(4)%

Diluted weighted average common shares	223	223	223	223	223	223	(4)%	(4)%

	Year Ended March 31, 2016
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Gross profit (1) (2)	$11,416	$7	$—	$—	$244	$11,667

Operating expenses (2) (9) (10)	$(7,871)	$423	$110	$—	$—	$(7,338)

Other income, net	$58	$1	$4	$—	$—	$63

Income from continuing operations before income taxes	$3,250	$431	$114	$—	$244	$4,039

Income tax expense (11)	$(908)	$(136)	$(36)	$—	$(95)	$(1,175)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$2,290	$295	$78	$—	$149	$2,812

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (7)	$9.84	$1.27	$0.34	$—	$0.63	$12.08

Diluted weighted average common shares	233	233	233	—	233	233

(1)	Fiscal year 2017 and 2016 include $144 million and $76 million of net cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.
(2)	Fiscal years 2017 and 2016 include Cost Alignment Plan pre-tax restructuring net charges of $18 million in operating expenses and $229 million ($26 million in cost of sales and $203 million in operating expenses).
(3)	Fiscal year 2017 includes a non-cash pre-tax charge of $290 million ($282 million after-tax) recorded to impair the carrying value of goodwill related to our EIS business within our Technology Solutions segment.
(4)	Fiscal year 2017, as reported under GAAP, includes a pre-tax gain of $3,947 million ($3,018 million after-tax), net, recognized from the Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(5)	Fiscal year 2017 includes a $15 million pre-tax ($9 million after-tax) gain related to the sale-leaseback of our corporate headquarters building.
(6)	Fiscal year 2017 includes a tax benefit of $54 million related to the amended accounting guidance on share-based compensation adopted in the first quarter of fiscal year 2017.
(7)	Certain computations may reflect rounding adjustments.
(8)	Adjusted Earnings per share on a Constant Currency basis for fiscal year 2017 was $11.70 per diluted share, which excludes the foreign currency exchange effect of $0.09 per diluted share.
(9)	Fiscal year 2016 includes a pre-tax gain of $52 million ($29 million after-tax) recognized from the 2016 second quarter sale of our ZEE Medical business within our Distribution Solutions segment.
(10)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the 2016 first quarter sale of our nurse triage business within our Technology Solutions segment.
(11)	Fiscal year 2016 includes a $19 million tax benefit related to enacted tax law changes in foreign jurisdictions and a $25 million tax benefit related to the reversal of a tax reserve.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended March 31, 2017			Quarter Ended March 31, 2016			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$40,561	$—	$40,561	$38,719	$—	$38,719	$(89)	$40,472	$(89)	$40,472	5%		5%		5%		5%
International pharmaceutical distribution & services	6,053	—	6,053	5,771	—	5,771	395	6,448	395	6,448	5		5		12		12
Medical-Surgical distribution & services	1,587	—	1,587	1,454	—	1,454	—	1,587	—	1,587	9		9		9		9
Total Distribution Solutions	48,201	—	48,201	45,944	—	45,944	306	48,507	306	48,507	5		5		6		6
Technology Solutions - Products and Services	512	—	512	734	—	734	1	513	1	513	(30)		(30)		(30)		(30)
Revenues	$48,713	$—	$48,713	$46,678	$—	$46,678	$307	$49,020	$307	$49,020	4%		4%		5%		5%
GROSS PROFIT (1)
Distribution Solutions	$2,523	$144	$2,667	$2,486	$30	$2,516	$43	$2,566	$43	$2,710	1%		6%		3%		8%
Technology Solutions	273	—	273	366	1	367	—	273	—	273	(25)		(26)		(25)		(26)
Gross profit	$2,796	$144	$2,940	$2,852	$31	$2,883	$43	$2,839	$43	$2,983	(2)%		2%		—%		3%
OPERATING EXPENSES (2)
Distribution Solutions	$(1,775)	$136	$(1,639)	$(1,686)	$118	$(1,568)	$(45)	$(1,820)	$(39)	$(1,678)	5%		5%		8%		7%
Technology Solutions (3)	3,816	(3,990)	(174)	(273)	8	(265)	—	3,816	—	(174)	(1,498)		(34)		(1,498)		(34)
Corporate (4)	(111)	2	(109)	(153)	—	(153)	(1)	(112)	(1)	(110)	(27)		(29)		(27)		(28)
Operating expenses	$1,930	$(3,852)	$(1,922)	$(2,112)	$126	$(1,986)	$(46)	$1,884	$(40)	$(1,962)	(191)%		(3)%		(189)%		(1)%
OTHER INCOME, NET
Distribution Solutions	$21	$2	$23	$11	$2	$13	$2	$23	$1	$24	91%		77%		109%		85%
Technology Solutions	—	—	—	—	—	—	—	—	—	—	—		—		—		—
Corporate	4	—	4	4	—	4	—	4	—	4	—		—		—		—
Other income, net	$25	$2	$27	$15	$2	$17	$2	$27	$1	$28	67%		59%		80%		65%
OPERATING PROFIT
Distribution Solutions (1) (2)	$769	$282	$1,051	$811	$150	$961	$—	$769	$5	$1,056	(5)%		9%		(5)%		10%
Technology Solutions (1) (2) (3)	4,089	(3,990)	99	93	9	102	—	4,089	—	99	4,297		(3)		4,297		(3)
Operating profit	4,858	(3,708)	1,150	904	159	1,063	—	4,858	5	1,155	437		8		437		9
Corporate (4)	(107)	2	(105)	(149)	—	(149)	(1)	(108)	(1)	(106)	(28)		(30)		(28)		(29)
Income from continuing operations before interest expense and income taxes	$4,751	$(3,706)	$1,045	$755	$159	$914	$(1)	$4,750	$4	$1,049	529%		14%		529%		15%
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.60%		2.18%	1.77%		2.09%		1.59%		2.18%	(17	)bp	9	bp	(18	)bp	9	bp
Technology Solutions	798.63		19.34	12.67		13.90		797.08		19.30	78,596		544		78,441		540

(1)	Gross profit for fiscal year 2016 includes pre-tax restructuring charges associated with the Cost Alignment Plan of $5 million and $21 million within our Distribution Solutions segment and Technology Solutions segment.
(2)	Operating expenses for fiscal year 2017 include pre-tax restructuring charges associated with the Cost Alignment Plan of $6 million and $5 million within our Distribution Solutions segment and Corporate and pre-tax restructuring credits of $1 million within our Technology Solutions segment. Fiscal year 2016 includes pre-tax restructuring charges of $156 million, $30 million and $17 million within our Distribution Solutions segment, Technology Solutions segment and Corporate.
(3)	Operating expenses for fiscal year 2017, as reported under GAAP, includes a pre-tax gain of $3,947 million ($3,018 million after-tax), net, recognized from the Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(4)	Operating expenses for fiscal year 2017 includes a $15 million pre-tax ($9 million after-tax) gain related to the sale-leaseback of our corporate headquarters building.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Year Ended March 31, 2017			Year Ended March 31, 2016			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$164,832	$—	$164,832	$158,469	$—	$158,469	$17	$164,849	$17	$164,849	4%		4%		4%		4%
International pharmaceutical distribution & services	24,847	—	24,847	23,497	—	23,497	1,176	26,023	1,176	26,023	6		6		11		11
Medical-Surgical distribution & services	6,244	—	6,244	6,033	—	6,033	—	6,244	—	6,244	3		3		3		3
Total Distribution Solutions	195,923	—	195,923	187,999	—	187,999	1,193	197,116	1,193	197,116	4		4		5		5
Technology Solutions - Products and Services	2,610	—	2,610	2,885	—	2,885	1	2,611	1	2,611	(10)		(10)		(9)		(9)
Revenues	$198,533	$—	$198,533	$190,884	$—	$190,884	$1,194	$199,727	$1,194	$199,727	4%		4%		5%		5%
GROSS PROFIT (2)
Distribution Solutions (1)	$9,856	$(6)	$9,850	$9,948	$245	$10,193	$192	$10,048	$192	$10,042	(1)%		(3)%		1%		(1)%
Technology Solutions	1,415	3	1,418	1,468	6	1,474	—	1,415	—	1,418	(4)		(4)		(4)		(4)
Gross profit	$11,271	$(3)	$11,268	$11,416	$251	$11,667	$192	$11,463	$192	$11,460	(1)%		(3)%		—%		(2)%
OPERATING EXPENSES (3)
Distribution Solutions (4)	$(6,559)	$535	$(6,024)	$(6,436)	$497	$(5,939)	$(189)	$(6,748)	$(168)	$(6,192)	2%		1%		5%		4%
Technology Solutions (5) (6) (7)	2,799	(3,914)	(1,115)	(951)	34	(917)	(1)	2,798	(1)	(1,116)	(394)		22		(394)		22
Corporate (8)	(402)	6	(396)	(484)	2	(482)	—	(402)	(1)	(397)	(17)		(18)		(17)		(18)
Operating expenses	$(4,162)	$(3,373)	$(7,535)	$(7,871)	$533	$(7,338)	$(190)	$(4,352)	$(170)	$(7,705)	(47)%		3%		(45)%		5%
OTHER INCOME, NET
Distribution Solutions	$64	$11	$75	$41	$5	$46	$3	$67	$2	$77	56%		63%		63%		67%
Technology Solutions	1	—	1	2	—	2	—	1	—	1	(50)		(50)		(50)		(50)
Corporate	25	—	25	15	—	15	—	25	—	25	67		67		67		67
Other income, net	$90	$11	$101	$58	$5	$63	$3	$93	$2	$103	55%		60%		60%		63%
OPERATING PROFIT
Distribution Solutions (1) (2) (3) (4)	$3,361	$540	$3,901	$3,553	$747	$4,300	$6	$3,367	$26	$3,927	(5)%		(9)%		(5)%		(9)%
Technology Solutions (2) (3) (5) (6) (7)	4,215	(3,911)	304	519	40	559	(1)	4,214	(1)	303	712		(46)		712		(46)
Operating profit	7,576	(3,371)	4,205	4,072	787	4,859	5	7,581	25	4,230	86		(13)		86		(13)
Corporate (8)	(377)	6	(371)	(469)	2	(467)	—	(377)	(1)	(372)	(20)		(21)		(20)		(20)
Income from continuing operations before interest expense and income taxes	$7,199	$(3,365)	$3,834	$3,603	$789	$4,392	$5	$7,204	$24	$3,858	100%		(13)%		100%		(12)%
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.72%		1.99%	1.89%		2.29%		1.71%		1.99%	(17	)bp	(30	)bp	(18	)bp	(30	)bp
Technology Solutions	161.49		11.65	17.99		19.38		161.39		11.60	14,350		(773)		14,340		(778)

(1)	Fiscal year 2017 and 2016 include $144 million and $76 million of net cash proceeds representing our share of antitrust legal settlements.
(2)	Gross profit for fiscal year 2017 includes pre-tax restructuring credits associated with the Cost Alignment Plan of $4 million within our Technology Solutions segment. Gross profit for fiscal year 2016 includes pre-tax restructuring charges of $5 million and $21 million within our Distribution Solutions segment and Technology Solutions segment.
(3)	Operating expenses for fiscal year 2017 include pre-tax restructuring charges associated with the Cost Alignment Plan of $19 million and $5 million within our Distribution Solutions segment and Corporate and pre-tax restructuring credits of $6 million within our Technology Solutions segment. Fiscal year 2016 includes pre-tax restructuring charges of $156 million, $30 million and $17 million within our Distribution Solutions segment, Technology Solutions segment and Corporate.
(4)	Fiscal year 2016 includes a pre-tax gain of $52 million ($29 million after-tax) recognized from the fiscal year 2016 second quarter sale of our ZEE Medical business.
(5)	Fiscal year 2017 includes a non-cash pre-tax charge of $290 million ($282 million after-tax) recorded to impair the carrying value of goodwill related to our EIS business.
(6)	Operating expenses for fiscal year 2017, as reported under GAAP, includes a pre-tax gain of $3,947 million ($3,018 million after-tax), net, recognized from the Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(7)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the fiscal year 2016 first quarter sale of our nurse triage business.
(8)	Operating expenses for fiscal year 2017 includes a $15 million pre-tax ($9 million after-tax) gain related to the sale-leaseback of our corporate headquarters building.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended March 31, 2017				Quarter Ended March 31, 2016
	Distribution Solutions	Technology Solutions	Corporate	Total	Distribution Solutions	Technology Solutions	Corporate	Total
As Reported (GAAP):
Revenues	$48,201	$512	$—	$48,713	$45,944	$734	$—	$46,678

Income from continuing operations before interest expense and income taxes (1) (2) (3)	$769	$4,089	$(107)	$4,751	$811	$93	$(149)	$755

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles	$108	$4	$—	$112	$93	$9	$—	$102
Acquisition expenses and related adjustments	30	(3,994)	2	(3,962)	28	—	—	28
Claim and litigation reserve adjustments	—	—	—	—	—	—	—	—
LIFO-related adjustments	144	—	—	144	29	—	—	29

Total pre-tax adjustments	$282	$(3,990)	$2	$(3,706)	$150	$9	$—	$159

Adjusted Earnings (Non-GAAP):
Revenues	$48,201	$512	$—	$48,713	$45,944	$734	$—	$46,678

Income from continuing operations before interest expense and income taxes (1) (3)	$1,051	$99	$(105)	$1,045	$961	$102	$(149)	$914

(1)	Fiscal year 2017 includes pre-tax restructuring charges associated with the Cost Alignment Plan of $6 million and $5 million within our Distribution Solutions segment and Corporate and pre-tax restructuring credits of $1 million within our Technology Solutions segment. Fiscal year 2016 includes pre-tax restructuring charges of $161 million, $51 million and $17 million within our Distribution Solutions segment, Technology Solutions segment and Corporate.
(2)	Fiscal year 2017, as reported under GAAP, includes a pre-tax gain of $3,947 million ($3,018 million after-tax), net, recognized from the Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(3)	Fiscal year 2017 includes a $15 million pre-tax ($9 million after-tax) gain related to the sale-leaseback of our corporate headquarters building.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Year Ended March 31, 2017				Year Ended March 31, 2016
	Distribution Solutions	Technology Solutions	Corporate	Total	Distribution Solutions	Technology Solutions	Corporate	Total
As Reported (GAAP):
Revenues	$195,923	$2,610	$—	$198,533	$187,999	$2,885	$—	$190,884

Income from continuing operations before interest expense and income taxes (1) (2) (3) (4) (5) (6) (7)	$3,361	$4,215	$(377)	$7,199	$3,553	$519	$(469)	$3,603

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles	$419	$25	$—	$444	$391	$40	$—	$431
Acquisition expenses and related adjustments	134	(3,936)	6	(3,796)	112	—	2	114
Claim and litigation reserve adjustments	(6)	—	—	(6)	—	—	—	—
LIFO-related adjustments	(7)	—	—	(7)	244	—	—	244

Total pre-tax adjustments	$540	$(3,911)	$6	$(3,365)	$747	$40	$2	$789

Adjusted Earnings (Non-GAAP):
Revenues	$195,923	$2,610	$—	$198,533	$187,999	$2,885	$—	$190,884

Income from continuing operations before interest expense and income taxes (1) (2) (3) (5) (6) (7)	$3,901	$304	$(371)	$3,834	$4,300	$559	$(467)	$4,392

(1)	Fiscal year 2017 and 2016 include $144 million and $76 million of net cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.
(2)	Fiscal year 2017 includes pre-tax restructuring charges associated with the Cost Alignment Plan of $19 million and $5 million within our Distribution Solutions segment and Corporate and pre-tax restructuring credits of $10 million within our Technology Solutions segment. Fiscal year 2016 includes pre-tax restructuring charges of $161 million, $51 million and $17 million within our Distribution Solutions segment, Technology Solutions segment and Corporate.
(3)	Fiscal year 2017 includes a non-cash pre-tax charge of $290 million ($282 million after-tax) recorded to impair the carrying value of goodwill related to our EIS business within our Technology Solutions segment.
(4)	Fiscal year 2017, as reported under GAAP, includes a pre-tax gain of $3,947 million ($3,018 million after-tax), net, recognized from the Healthcare Technology Net Asset Exchange within our Technology Solutions segment.
(5)	Fiscal year 2017 includes a $15 million pre-tax ($9 million after-tax) gain related to the sale-leaseback of our corporate headquarters building.
(6)	Fiscal year 2016 includes a pre-tax gain of $52 million ($29 million after-tax) recognized from the fiscal year 2016 second quarter sale of our ZEE Medical business within our Distribution Solutions segment.
(7)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the fiscal year 2016 first quarter sale of our nurse triage business within our Technology Solutions segment.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	March 31,	March 31,
	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$2,783	$4,048
Receivables, net	18,215	17,980
Inventories, net	15,278	15,335
Prepaid expenses and other	672	1,072

Total Current Assets	36,948	38,435
Property, Plant and Equipment, Net	2,292	2,278
Goodwill	10,586	9,786
Intangible Assets, Net	3,665	3,021
Equity Method Investment in Change Healthcare	4,063	—
Other Noncurrent Assets	3,415	3,003

Total Assets	$60,969	$56,523

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$31,022	$28,585
Short-term borrowings	183	7
Deferred revenue	346	919
Current portion of long-term debt	1,057	1,610
Other accrued liabilities	3,004	3,948

Total Current Liabilities	35,612	35,069
Long-Term Debt	7,305	6,497
Long-Term Deferred Tax Liabilities	3,678	2,734
Other Noncurrent Liabilities	1,774	1,809

Redeemable Noncontrolling Interests	1,327	1,406

McKesson Corporation Stockholders’ Equity	11,095	8,924
Noncontrolling Interests	178	84

Total Equity	11,273	9,008

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$60,969	$56,523

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Year Ended March 31,
	2017	2016
OPERATING ACTIVITIES
Net income	$5,153	$2,310
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	910	885
Gain on net asset exchange, net	(3,947)	—
Goodwill and other impairment	290	8
Other deferred taxes	882	64
Share-based compensation expense	115	123
LIFO charges (credits)	(7)	244
Loss (gain) from sales of businesses	94	(103)
Other non-cash items	88	108
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(762)	(1,957)
Inventories	320	(1,251)
Drafts and accounts payable	2,070	3,302
Deferred revenue	(87)	(120)
Taxes	146	(78)
Litigation settlement payments	(150)	—
Other	(371)	137

Net cash provided by operating activities	4,744	3,672

INVESTING ACTIVITIES
Property acquisitions	(404)	(488)
Capitalized software expenditures	(158)	(189)
Acquisitions, net of cash and cash equivalents acquired	(4,237)	(40)
Proceeds from/(payment for) sale of businesses and other assets, net	206	210
Payments received on net asset exchange, net	1,228	—
Restricted cash for acquisitions	(506)	(939)
Other	75	(111)

Net cash used in investing activities	(3,796)	(1,557)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	8,294	1,561
Repayments of short-term borrowings	(8,124)	(1,688)
Proceeds from issuances of long-term debt	1,824	—
Repayments of long-term debt	(1,601)	(1,598)
Common stock transactions:
Issuances	120	123
Share repurchases, including shares surrendered for tax withholding	(2,311)	(1,612)
Dividends paid	(253)	(244)
Other	(18)	5

Net cash used in financing activities	(2,069)	(3,453)

Effect of exchange rate changes on cash and cash equivalents	(144)	45

Net decrease in cash and cash equivalents	(1,265)	(1,293)
Cash and cash equivalents at beginning of period	4,048	5,341

Cash and cash equivalents at end of period	$2,783	$4,048

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following non-GAAP measures in this press release. The Company believes the presentation of non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

•	Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments and Last-In-First-Out (“LIFO”) inventory-related adjustments, as well as the related income tax effects. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspect of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles - Amortization expense of acquired intangible assets purchased or created in connection with business acquisitions by the Company.

Acquisition expenses and related adjustments - Transaction, integration and other expenses that are directly related to business acquisitions and the Healthcare Technology Net Asset Exchange by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts and gains or losses on business combinations, and gain on the Healthcare Technology Net Asset Exchange.

Claim and litigation reserve adjustments - Adjustments to the Company’s reserves, including accrued interest if applicable, for estimated probable losses for its Controlled Substance Distribution Claims and the Average Wholesale Price litigation matters, as such terms are defined in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

LIFO-related adjustments - Last-In-First-Out (“LIFO”) inventory-related adjustments.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•	Constant Currency (Non-GAAP): To present our financial results on a constant currency basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on a constant currency basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental constant currency information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

The Company internally uses non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its business worldwide in local currencies, including Euro, British pound and Canadian dollar. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present constant currency information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.